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                                                                   EXHIBIT 10.15



                       ADMINISTRATIVE SERVICES AGREEMENT


     ADMINISTRATIVE SERVICES AGREEMENT (this "Agreement"), dated as of July28, 2000, between Citadel Cinemas, Inc., a Nevada corporation (the "Company"), and City Cinemas Corporation, a New York corporation (the "Administrator").

                              W I T N E S S E T H
                              -------------------

     WHEREAS, the Company and Sutton Hill Capital, L.L.C., a New York limited liability company and an affiliate of the Administrator ("Sutton Hill Capital"), have entered into a certain lease agreement, dated as of the date hereof (as the same may be amended, restated, modified or supplemented from time to time, the "Lease Agreement"), pursuant to which the Company has leased certain movie theatres listed on Exhibit A attached hereto (the "Leased Theatres") from Sutton Hill Capital;

     WHEREAS, the Company and Sutton Hill Capital have entered into a Submanagement Agreement, dated as of the date hereof (as the same may be amended, restated, modified or supplemented from time to time, the "Submanagement Agreement"), pursuant to which Citadel Cinemas has agreed to submanage the theatre commonly known as the 86th Street Theatre which is currently managed by Sutton Hill Capital;

     WHEREAS, the Company and the Administrator have entered into certain assignment and assumption agreements each dated as of the date hereof (collectively referred to as the "Assignment and Assumption Agreements"), pursuant to which the Company has assumed all of the obligations of the Administrator from and after the date hereof under the management agreements with respect to the theatres listed on Exhibit B attached hereto (collectively referred to as the "Managed Theatres");

     WHEREAS, the Company and the Administrator have entered into a Letter Agreement, dated as of the date hereof (as the same may be amended, restated, modified, or supplemented from time to time, the "Letter Agreement"), pursuant to which the Company has agreed to assume all of the obligations from and after the date hereof of the Administrator with respect to the employees listed on Exhibit B attached thereto;

     WHEREAS, as part of the consideration for the Company entering into the Lease Agreement, the Submanagement Agreement, the Assignment and Assumption Agreements and the Letter Agreement, the Company has requested that the Administrator, an affiliate of Sutton Hill Capital, provide certain bookkeeping services for the Company for a period not to exceed two years from the date hereof; and

     WHEREAS, the Administrator is willing to provide such services as hereinafter described on the terms and conditions herein set forth;
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     NOW, THEREFORE, the parties hereto, intending to be legally bound and in consideration of the premises and the mutual covenants herein contained, agree as follows:

         Intentionally deleted.
         ----------------------

     3.  Bookkeeping Services.  The Administrator hereby agrees to perform the
         --------------------
following services on behalf of the Company and its affiliates (including its parent Citadel Holding Corporation, a Nevada corporation ("Citadel")):

          (a) maintain books of account based upon the Administrator's ordinary accounting practices at its offices in Los Angeles, California, with respect to the theatres listed on Exhibits A and B hereto (hereinafter collectively referred to as the "Designated Theatres");

          (b) make available to properly authorized representatives and agents of the Company said books of account during all reasonable business hours upon reasonable written notice;

          (c) furnish the Company with a trial balance, a balance sheet and a monthly profit and loss statement in a form normally and customarily used by the Administrator and consistent with those currently provided by the Administrator within fourteen (14) days after the close of each month. The profit and loss statement shall be in a form which shall show all receipts and expenses of each Designated Theatre for the preceding month;

          (d) furnish the Company with preliminary weekly reports of gross income within a reasonable period after the close of each week;

          (e) retain all statements and invoices for the expenses of the Designated Theatres which the Administrator receives from the Company for a period of at least three (3) years and make available such statements to the Company and its agents during all reasonable business hours upon reasonable written notice;

          (f) as soon as practicable, but in any event within forty five (45) days of the end of each fiscal year, prepare and furnish to the
     Company a trial balance, a balance sheet, a statement of cash flows and a profit and loss statement based upon generally accepted accounting principles consistently applied. The profit and loss statement shall show the gross income and actual expenses of each Designated Theatre for the immediately preceding fiscal year. The Administrator agrees to cooperate with the Company's and Citadel's independent public accountants in the preparation of their audited financial statements.

          (g) provide similar information quarterly within twenty-five (25) days after the end of each of the first three fiscal quarters of each fiscal year;

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          (h)  deliver such information as may be necessary for the Company to file in a timely manner such income, franchise, payroll (if the Administrator is providing payroll services pursuant to clause (i) below) or other tax returns of the Company as the Company shall determine is required to be filed by applicable law;

          (i)  [omitted]

          (j) prepare and deliver to the Company for signature checks for payment of all expenses with respect to the operation of the Designated Theatres as shall have been approved for payment by the Company, such checks to be drawn on such bank account or accounts as the Company may designate from time to time (and the Company shall provide to the Administrator a supply of checks on such account or accounts for this purpose); and

          (k) cooperate with and assist the Company's and Citadel's auditors in connection with the audit of the Company to be performed by such auditors at the end of each fiscal year of the Company occurring after the date hereof and at least three (3) copies of the documents presented to the auditors shall be furnished to the Company as soon as available to permit Citadel to meet any public reporting requirements as may be applicable to it, and in no event later than forty-five (45) days following such fiscal year of the Company.

The Administrator may delegate any or all of such duties to its affiliate Pacific Theatres, Inc. (the "Delegee").

          Term.  This Agreement shall commence on the date hereof and shall
          ----
terminate upon the earlier to occur of (i) the twenty four month anniversary of the date hereof or (ii) the exercise of the Company's right to terminate this Agreement.

          The Administrator's Liability; Indemnification.
          ----------------------------------------------

          (a) Neither the Administrator, the Delegee, nor any of their directors, officers, employees or affiliates shall be liable for any loss, liability, claim, damage, penalty, judgment or expense arising out of their performance of, or failure to perform, any services pursuant to this Agreement, except in the case of the gross negligence or willful misconduct of the Administrator, the Delegee or any of their directors, officers, employees or affiliates, and none of the Administrator, the Delegee, nor any of their directors, officers, employees or affiliates shall be liable or responsible for any action of the Company or its affiliates, employees, directors, officers or employees.

          (b) The Company shall indemnify and hold harmless the Administrator, the Delegee, and their directors, officers, employees and affiliates from and against any loss, liability, claim, damage, penalty, judgment or expense (including reasonable attorneys'

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     fees and expenses) of any nature arising out of the performance or failure to perform any services pursuant to this Agreement, except in the case of the gross negligence or willful misconduct of the persons indemnified hereunder.

          (c) The Administrator shall indemnify and hold harmless the Company and the directors, officers, employees and affiliates of the Company from and against any loss, liability, claim, damages, penalty, judgment or expense (including reasonable attorneys' fees and expenses) of any nature arising out of the gross negligence or willful misconduct of the Administrator or the Delegee in the performance of its obligations hereunder.

          (d) The obligations of the parties under this Section 4 shall survive any termination of this Agreement, in whole or in part. Neither party shall be liable for consequential, punitive or special damages hereunder, whether claimed by the other party hereto or any other person or entity.

          Obligation to Supply Information.  The Company shall prepare and
          --------------------------------
supply the Administrator of the Delegee with such information as the Administrator or the Delegee may from time to time reasonably request in connection with the performance of its obligations hereunder.

          [Omitted]

          Out-of-Pocket Expenses.  The Administrator shall be entitled to
          ----------------------
recover from the Company all reasonable out-of-pocket expenses actually incurred by the Administrator or the Delegee in connection with performing its obligations hereunder upon the presentation of an invoice and reasonable documentation for the expenses incurred. Notwithstanding anything contained in the foregoing to the contrary, the Administrator and the Delegee may not make any expenditures in excess of $15,000 without the consent of the Company.

          Reliance on Information Obtained for or Supplied by the Company and
          -------------------------------------------------------------------
Third Parties.  The Company recognizes that the accuracy and completeness of the
-------------
records maintained and the information supplied by or on behalf of the Administrator hereunder are, to a large degree, dependent upon the accuracy and completeness of the information obtained from the Company and other third parties, including, without limitation, the Company and its affiliates, and the Administrator shall not be responsible for any inaccuracy in the information so obtained (including invoices received by the Administrator) or for any inaccuracy in the records maintained by or on behalf of the Administrator for the Company or any of its affiliates hereunder which may result therefrom.

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          Notices.  All notices required under the terms and provisions hereof
          -------
shall be in writing, either delivered by hand, by mail (postage prepaid), or by telex, telecopier or telegram, and any such notice shall be effective when received at the address specified below:


               If to the Company:
               Citadel Cinemas, Inc.
               550 South Hope Street
               Suite 1825
               Los Angeles, CA 90071
               Attention: President

               If to the Administrator:
               City Cinemas Corporation
               120 North Robertson Blvd.
               Los Angeles, California 90048
               Attention: General Counsel

or if to either of the foregoing parties, or their successors, at such other address as such party or successors may designate from time to time by notice duly given to the other in accordance with the terms of this Section 9.

     4.   Entire Agreement.  This Agreement constitutes the entire agreement
          ----------------
between the parties hereto with respect to the matters covered hereby and supersedes all prior agreements and understandings between the parties.

          Amendment; Successors; Counterparts.
          -----------------------------------

          (a) The terms of this Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by written instrument signed by the parties hereto.

          (b) This Agreement shall be binding upon the parties hereto and their respective successors and shall inure to the benefit of the parties hereto and their respective successors.

          (c) This Agreement may be executed in several counterparts, each of which shall be deemed an original hereof.

     5.   Captions.  The captions in this Agreement are for convenience of
          --------
reference only and shall not define or limit any of the terms or provisions hereof.

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             [The Remainder of This Page Intentionally Left Blank]


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     6.   Binding Effect.  This Agreement shall become effective when it shall
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have been executed by the Company and the Administrator and thereafter shall be binding upon and inure to the benefit of the parties hereto.

     7.   Assignment.  This Agreement shall not be assigned by the Company or
          ----------
the Administrator without the prior written consent of the other, which consent can be withheld or denied in the sole and absolute discretion of the party whose consent is requested.

          Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN
          -------------
ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

          Waiver of Jury Trial.  THE PARTIES HERETO KNOWINGLY, VOLUNTARILY AND
          --------------------
EXPRESSLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ENFORCING OR DEFENDING ANY RIGHTS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.


                                    CITADEL CINEMAS, INC.


                                    By: /s/ Andrzej Matyczynski
                                       ------------------------
                                       Name:  Andrzej Matyczynski
                                       Title: Chief Financial Officer

                                    CITY CINEMAS CORPORATION


                                    By: /s/ James D. Vandever
                                       ----------------------
                                       Name:  James D. Vandever
                                       Title: Secretary

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                                   EXHIBIT A

                                LEASED THEATRES

1. The Village East Cinemas located at 181 Second Avenue, New York, New York 10003.
2.   The Sutton Theatre located at 205 East 57th Street, New York, New York
     10022.
3. The Murray Hill Theatre located at 160 East 34th Street, New York, New York 10016.
4.   Cinemas 1, 2 and 3 located at 1001 Third Avenue, New York, New York 10022.
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                                   EXHIBIT B

                                MANAGED THEATRES

 1. 86th Street Quad Theatre located at 210 East 86th Street, New York, New York 10028.
 2.  Eastside Playhouse located at 950 Third Avenue, New York, New York 10022.
 3.  Gotham Theatre located at 969 Third, New York, New York 10022.
 4.  The Angelika Film Center - New York, New York.
 5.  The Angelika Film Center & Cafe - Houston, Texas.
 6.  The St. Anthony Main - Minneapolis, Minnesota.
 7. The Village East Cinemas located at 181 Second Avenue, New York, New York 10003.
 8.  The Sutton Theatre located at 205 East 57th Street, New York, New York
     10022.
 9. The Murray Hill Theatre located at 160 East 34th Street, New York, New York 10016.
10.  Cinemas 1, 2 and 3 located at 1001 Third Avenue, New York, New York 10022.